Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports Fourth Quarter and Full Year 2023 Results and Announces Special Distribution of $2.44 per Common Unit

HOUSTON, March 7, 2024 - Natural Resource Partners L.P. (NYSE:NRP) today reported fourth quarter and full year 2023 results as follows:

	For the Three Months Ended	For the Year Ended
(In thousands) (Unaudited)	December 31, 2023
Net income	$64,980	$278,435
Operating cash flow	$77,786	$310,978
Free cash flow (1)	$78,419	$313,431

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

2023 Highlights:

●	Generated record full year free cash flow of $313 million
●	Paid regular quarterly distributions of $0.75 per common unit and a special cash distribution of $2.43 per common unit to cover unitholder tax liabilities associated with owning NRP's common units during 2022
●	Redeemed $178 million of preferred units at par with cash; $72 million of the original $250 million preferred units remain outstanding
●	Repurchased 1.46 million warrants with $56.1 million cash
●	Increased credit facility borrowing capacity from $130 million to $155 million

Early 2024 Highlights:

●	Repurchased 1.22 million warrants with $55.7 million of cash and 198,767 of common units; 0.32 million of the original 4 million warrants remain outstanding with a current settlement value of approximately $20 million
●	Increased credit facility borrowing capacity from $155 million to $200 million
●	Declared special cash distribution of $2.44 per common unit to cover unitholder tax liabilities associated with owning NRP's common units during 2023

Craig Nunez, NRP's president & chief operating officer said, "NRP generated a record $313 million of free cash flow in 2023 driven by increased distributions received from our soda ash business and ongoing strength in metallurgical coal prices. We have now been able to permanently redeem 71% of our preferred units at par and settle 92% of our warrants."

Mr. Nunez continued, "In 2015 we laid out a strategy to de-lever and de-risk the partnership in order to maximize long-term common unitholder value. I'm proud of the significant progress we have made and continue to make. We stand firm in our belief that the best approach to maximizing the intrinsic value of our business is to continue to aggressively pay off all permanent debt, redeem all preferred units, and settle all remaining warrants."

NRP's liquidity was $71.2 million at December 31, 2023, consisting of $12.0 million of cash and $59.2 million of borrowing capacity available under its revolving credit facility.

NRP also announced today that the board of directors of its general partner declared a special cash distribution of $2.44 per common unit to be paid on March 26, 2024 to unitholders of record on March 19, 2024. This special distribution is to help cover unitholder tax liabilities associated with owning NRP's common units during 2023. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions, including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Segment Performance

Mineral Rights

Mineral Rights net income in the fourth quarter and full year of 2023 increased $0.2 million and decreased $21.9 million, respectively, as compared to the prior year periods. Operating cash flow in the fourth quarter and full year of 2023 increased $1.8 million and decreased $2.8 million, respectively, as compared to the prior year periods. Free cash flow in the fourth quarter and full year of 2023 increased $1.9 million and decreased $2.1 million, respectively, as compared to the prior year periods. The decrease in net income for the full year of 2023 was primarily due to lower metallurgical coal pricing, lower oil and gas royalty revenues, lower transportation and processing revenues, and lower carbon neutral initiative revenues as compared to the prior year. Approximately 70% of coal royalty revenues and approximately 45% of coal royalty sales volumes were derived from metallurgical coal in the fourth quarter of 2023, and approximately 70% of coal royalty revenues and approximately 50% of coal royalty sales volumes were derived from metallurgical coal in the full year of 2023.

Metallurgical and thermal coal prices saw significant variability in 2023, and were off the record highs seen in 2022, but finished the year strong relative to historical norms. NRP believes limitations from ongoing labor shortages, access to capital, and inflationary pressures should provide continued price support for metallurgical and thermal coal in 2024, despite headwinds from lower steel demand and the long-term secular decline in thermal energy production.

NRP continues to explore and identify carbon neutral revenue sources across its large portfolio of surface, mineral, and timber assets, including the permanent sequestration of carbon dioxide underground and in standing forests, and the generation of electricity using geothermal, solar, and wind energy, as well as lithium production. While the timing and likelihood of additional cash flows being realized from these activities is uncertain, NRP believes its large ownership footprint throughout the United States provides additional opportunities to create value in this regard with minimal capital investment by NRP.

Soda Ash

Soda Ash net income in the fourth quarter and full year of 2023 decreased $1.0 million and increased $13.5 million, respectively, as compared to the prior year periods. The increase in net income for the full year of 2023 was primarily due to higher sales prices driven by strong demand domestically, partially offset by lower soda ash production and sales volumes. Operating cash flow and free cash flow in the fourth quarter and full year of 2023 increased $4.6 million and $36.5 million, respectively, as compared to the prior year periods primarily due to increased distributions received from Sisecam Wyoming.

Strong sales prices at Sisecam Wyoming for the year ended December 31, 2023 more than offset input cost inflation, supply chain difficulties, and the influx of supply from China in the latter part of the year. However, NRP believes this increase in global soda ash production will result in an oversupplied market and a decline in soda ash prices in 2024.

Corporate and Financing

Corporate and Financing costs in the fourth quarter and full year of 2023 decreased $2.5 million and $18.4 million, respectively, as compared to the prior year periods primarily due to the loss on early extinguishment of debt recognized in 2022 related to the retirement of the 2025 Senior Notes. Full year 2023 results were also impacted by lower interest expense as a result of less debt outstanding for the full year of 2023. Operating cash flow in the fourth quarter and full year of 2023 improved $2.5 million and $10.4 million, respectively, as compared to the prior year periods. Free cash flow in the fourth quarter and full year of 2023 improved $2.6 million and $10.5 million, respectively, as compared to the prior year periods. These improvements were primarily due to lower cash paid for interest as a result of less debt outstanding in 2023.

NRP continues to make great strides in de-levering and de-risking the partnership. In 2023, NRP redeemed $178 million of its Class A Preferred Units at par with cash, repurchased 1.46 million of its warrants with $56.1 million cash, and upsized its revolving credit facility borrowing capacity by $25 million to $155 million. In 2024, NRP repurchased 1.22 million warrants with $55.7 million of cash and 198,767 of common units and increased its revolving credit facility borrowing capacity an additional $45 million to $200 million.

Of the originally issued 250,000 Class A Preferred Units, 71,666 Class A Preferred Units remain outstanding. Of the originally issued 4 million warrants, 0.32 million warrants remain outstanding.

NRP's consolidated leverage ratio was 0.5x at December 31, 2023.

In February 2023, NRP declared and paid a fourth quarter 2023 cash distribution of $0.75 per common unit and a $2.15 million cash distribution on the preferred units. As previously mentioned, today NRP declared a special distribution of $2.44 per common unit to help cover unitholder tax liabilities associated with owning NRP's common units during 2023.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://registrations.events/direct/Q4I5055640. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as investing or financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for us as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per unit data)	2023	2022	2023	2023	2022
Revenues and other income
Royalty and other mineral rights	$72,922	$75,218	$68,533	$278,733	$307,013
Transportation and processing services	3,476	5,695	4,579	14,923	21,072
Equity in earnings of Sisecam Wyoming	14,764	15,759	12,401	73,397	59,795
Gain on asset sales and disposals	2,001	383	854	2,956	1,082
Total revenues and other income	$93,163	$97,055	$86,367	$370,009	$388,962

Operating expenses
Operating and maintenance expenses	$8,864	$8,914	$8,358	$32,315	$34,903
Depreciation, depletion and amortization	6,020	5,954	4,594	18,489	22,519
General and administrative expenses	8,954	7,815	5,669	26,111	21,852
Asset impairments	424	3,583	63	556	4,457
Total operating expenses	$24,262	$26,266	$18,684	$77,471	$83,731

Income from operations	$68,901	$70,789	$67,683	$292,538	$305,231

Other expenses, net
Interest expense, net	$(3,921)	$(3,638)	$(3,837)	$(14,103)	$(26,274)
Loss on extinguishment of debt	—	(3,933)	—	—	(10,465)
Total other expenses, net	$(3,921)	$(7,571)	$(3,837)	$(14,103)	$(36,739)

Net income	$64,980	$63,218	$63,846	$278,435	$268,492
Less: income attributable to preferred unitholders	(2,151)	(7,500)	(2,936)	(16,719)	(30,000)
Less: redemption of preferred units	—	—	(17,083)	(60,929)	—
Net income attributable to common unitholders and the general partner	$62,829	$55,718	$43,827	$200,787	$238,492

Net income attributable to common unitholders	$61,572	$54,603	$42,951	$196,771	$233,722
Net income attributable to the general partner	1,257	1,115	876	4,016	4,770

Net income per common unit
Basic	$4.87	$4.37	$3.40	$15.59	$18.72
Diluted	4.31	3.13	2.91	13.08	13.39

Net income	$64,980	$63,218	$63,846	$278,435	$268,492
Comprehensive income (loss) from unconsolidated investment and other	(5,367)	16,685	2,200	(21,839)	15,506
Comprehensive income	$59,613	$79,903	$66,046	$256,596	$283,998

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2023	2022	2023	2023	2022
Cash flows from operating activities
Net income	$64,980	$63,218	$63,846	$278,435	$268,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	6,020	5,954	4,594	18,489	22,519
Distributions from unconsolidated investment	15,338	10,780	23,010	81,478	44,835
Equity earnings from unconsolidated investment	(14,764)	(15,759)	(12,401)	(73,397)	(59,795)
Gain on asset sales and disposals	(2,001)	(383)	(854)	(2,956)	(1,082)
Loss on extinguishment of debt	—	3,933	—	—	10,465
Asset impairments	424	3,583	63	556	4,457
Bad debt expense	1,431	421	1,621	2,244	1,062
Unit-based compensation expense	3,007	1,557	2,766	10,910	5,773
Amortization of debt issuance costs and other	260	523	477	1,303	2,410
Change in operating assets and liabilities:
Accounts receivable	(4,254)	(8,553)	(2,610)	(164)	(18,671)
Accounts payable	(258)	(186)	(381)	(1,108)	37
Accrued liabilities	6,063	5,766	498	(225)	935
Accrued interest	(641)	(3,238)	599	(406)	(224)
Deferred revenue	1,480	1,670	(2,163)	(3,483)	(15,424)
Other items, net	701	(398)	(123)	(698)	1,049
Net cash provided by operating activities	$77,786	$68,888	$78,942	$310,978	$266,838

Cash flows from investing activities
Proceeds from asset sales and disposals	$2,002	$384	$855	$2,963	$1,083
Return of long-term contract receivable	633	585	622	2,463	1,723
Capital expenditures	—	(59)	—	(10)	(118)
Net cash provided by investing activities	$2,635	$910	$1,477	$5,416	$2,688

Cash flows from financing activities
Debt borrowings	$33,800	$70,000	$50,000	$248,834	$70,000
Debt repayments	(86,335)	(141,731)	(25,000)	(262,396)	(339,396)
Distributions to common unitholders and the general partner	(9,670)	(9,571)	(9,669)	(69,908)	(34,384)
Distributions to preferred unitholders	(2,150)	(7,500)	(4,437)	(22,069)	(30,258)
Redemptions of preferred units	—	—	(50,001)	(178,334)	—
Redemption of preferred units paid-in-kind	—	—	—	—	(19,321)
Warrant settlements	(22,481)	—	(33,608)	(56,089)	—
Other items, net	(7)	(2,842)	(23)	(3,534)	(12,596)
Net cash used in financing activities	$(86,843)	$(91,644)	$(72,738)	$(343,496)	$(365,955)

Net increase (decrease) in cash and cash equivalents	$(6,422)	$(21,846)	$7,681	$(27,102)	$(96,429)
Cash and cash equivalents at beginning of period	18,411	60,937	10,730	39,091	135,520
Cash and cash equivalents at end of period	$11,989	$39,091	$18,411	$11,989	$39,091

Supplemental cash flow information:
Cash paid for interest	$4,372	$6,764	$3,050	$13,856	$25,265

Natural Resource Partners L.P.

Financial Tables

Consolidated Balance Sheets

	December 31,
	2023	2022
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$11,989	$39,091
Accounts receivable, net	41,086	42,701
Other current assets, net	2,218	1,822
Total current assets	$55,293	$83,614
Land	24,008	24,008
Mineral rights, net	394,483	412,312
Intangible assets, net	13,682	14,713
Equity in unconsolidated investment	276,549	306,470
Long-term contract receivable, net	26,321	28,946
Other long-term assets, net	7,540	7,068
Total assets	$797,876	$877,131
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$885	$1,992
Accrued liabilities	12,987	11,916
Accrued interest	584	989
Current portion of deferred revenue	4,599	6,256
Current portion of long-term debt, net	30,785	39,076
Total current liabilities	$49,840	$60,229
Deferred revenue	38,356	40,181
Long-term debt, net	124,273	129,205
Other non-current liabilities	7,172	5,472
Total liabilities	$219,641	$235,087
Commitments and contingencies
Class A Convertible Preferred Units (71,666 and 250,000 units issued and outstanding at December 31, 2023 and 2022, respectively, at $1,000 par value per unit; liquidation preference of $1,850 per unit at December 31, 2023 and 2022)	$47,181	$164,587
Partners’ capital
Common unitholders’ interest (12,634,642 and 12,505,996 units issued and outstanding at December 31, 2023 and 2022, respectively)	$503,076	$404,799
General partner’s interest	8,005	5,977
Warrant holders' interest	23,095	47,964
Accumulated other comprehensive income (loss)	(3,122)	18,717
Total partners’ capital	$531,054	$477,457
Total liabilities and partners' capital	$797,876	$877,131

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Consolidated Statements of Partners' Capital

	Common Unitholders		General	Warrant	Accumulated Other Comprehensive	Total Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income (Loss)	Capital
Balance at December 31, 2021	12,351	203,062	1,787	47,964	3,211	256,024
Net income (1)	—	263,122	5,370	—	—	268,492
Distributions to common unitholders and the general partner	—	(33,697)	(687)	—	—	(34,384)
Distributions to preferred unitholders	—	(29,653)	(605)	—	—	(30,258)
Issuance of unit-based awards	155	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	1,965	—	—	—	1,965
Capital contribution	—	—	112	—	—	112
Comprehensive income from unconsolidated investment and other	—	—	—	—	15,506	15,506
Balance at December 31, 2022	$12,506	$404,799	$5,977	$47,964	$18,717	$477,457
Net income (2)	—	272,866	5,569	—	—	278,435
Redemptions of preferred units	—	(59,710)	(1,219)	—	—	(60,929)
Distributions to common unitholders and the general partner	—	(68,510)	(1,398)	—	—	(69,908)
Distributions to preferred unitholders	—	(21,628)	(441)	—	—	(22,069)
Issuance of unit-based awards	129	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	5,854	—	—	—	5,854
Capital contribution	—	—	142	—	—	142
Warrant settlements	—	(30,595)	(625)	(24,869)	—	(56,089)
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(21,839)	(21,839)
Balance at December 31, 2023	12,635	$503,076	$8,005	$23,095	$(3,122)	$531,054

(1)

Net income includes $30.0 million of income attributable to preferred unitholders that accumulated during the period, of which $29.4 million is allocated to the common unitholders and $0.6 million is allocated to the general partner.

(2)

Net income includes $16.7 million of income attributable to preferred unitholders that accumulated during the period, of which $16.4 million is allocated to the common unitholders and $0.3 million is allocated to the general partner.

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

The following tables present NRP's unaudited business results by segment for the three months ended December 31, 2023 and 2022 and September 30, 2023:

	Operating Segments

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended December 31, 2023
Revenues	$76,398	$14,764	$—	$91,162
Gain on asset sales and disposals	2,001	—	—	2,001
Total revenues and other income	$78,399	$14,764	$—	$93,163
Asset impairments	$424	$—	$—	$424
Net income (loss)	$63,127	$14,732	$(12,879)	$64,980
Adjusted EBITDA (1)	$69,567	$15,306	$(8,954)	$75,919
Cash flow provided by (used in):
Operating activities	$70,147	$15,306	$(7,667)	$77,786
Investing activities	$2,635	$—	$—	$2,635
Financing activities	$—	$—	$(86,843)	$(86,843)
Distributable cash flow (1)	$72,782	$15,306	$(7,667)	$80,421
Free cash flow (1)	$70,780	$15,306	$(7,667)	$78,419

For the Three Months Ended December 31, 2022
Revenues	$80,913	$15,759	$—	$96,672
Gain on asset sales and disposals	383	—	—	383
Total revenues and other income	$81,296	$15,759	$—	$97,055
Asset impairments	$3,583	$—	$—	$3,583
Net income (loss)	$62,900	$15,704	$(15,386)	$63,218
Adjusted EBITDA (1)	$72,437	$10,725	$(7,815)	$75,347
Cash flow provided by (used in):
Operating activities	$68,332	$10,738	$(10,182)	$68,888
Investing activities	$969	$—	$(59)	$910
Financing activities	$—	$—	$(91,644)	$(91,644)
Distributable cash flow (1)	$69,301	$10,738	$(10,241)	$69,798
Free cash flow (1)	$68,917	$10,738	$(10,241)	$69,414

For the Three Months Ended September 30, 2023
Revenues	$73,112	$12,401	$—	$85,513
Gain on asset sales and disposals	854	—	—	854
Total revenues and other income	$73,966	$12,401	$—	$86,367
Asset impairments	$63	$—	$—	$63
Net income (loss)	$61,009	$12,348	$(9,511)	$63,846
Adjusted EBITDA (1)	$65,661	$22,957	$(5,669)	$82,949
Cash flow provided by (used in):
Operating activities	$60,938	$22,958	$(4,954)	$78,942
Investing activities	$1,477	$—	$—	$1,477
Financing activities	$—	$—	$(72,738)	$(72,738)
Distributable cash flow (1)	$62,415	$22,958	$(4,954)	$80,419
Free cash flow (1)	$61,560	$22,958	$(4,954)	$79,564

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

The following table presents NRP's unaudited business results by segment for the year ended December 31, 2023 and 2022:

	Operating Segments

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Year Ended December 31, 2023
Revenues	$293,656	$73,397	$—	$367,053
Gain on asset sales and disposals	2,956	—	—	$2,956
Total revenues and other income	$296,612	$73,397	$—	$370,009
Asset impairments	$556	$—	$—	$556
Net income (loss)	$245,527	$73,140	$(40,232)	$278,435
Adjusted EBITDA (1)	$264,554	$81,221	$(26,111)	$319,664
Cash flow provided by (used in):
Operating activities	$259,983	$81,207	$(30,212)	$310,978
Investing activities	$5,426	$—	$(10)	$5,416
Financing activities	$(583)	$—	$(342,913)	$(343,496)
Distributable cash flow (1)	$265,409	$81,207	$(30,222)	$316,394
Free cash flow (1)	$262,446	$81,207	$(30,222)	$313,431

For the Year Ended December 31, 2022
Revenues	$328,085	$59,795	$—	$387,880
Gain on asset sales and disposals	1,082	—	—	1,082
Total revenues and other income	$329,167	$59,795	$—	$388,962
Asset impairments	$4,457	$—	$—	$4,457
Net income (loss)	$267,448	$59,635	$(58,591)	$268,492
Adjusted EBITDA (1)	$294,424	$44,675	$(21,852)	$317,247
Cash flow provided by (used in):
Operating activities	$262,807	$44,672	$(40,641)	$266,838
Investing activities	$2,806	$—	$(118)	$2,688
Financing activities	$(614)	$—	$(365,341)	$(365,955)
Distributable cash flow (1)	$265,613	$44,672	$(40,759)	$269,526
Free cash flow (1)	$264,530	$44,672	$(40,759)	$268,443

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per ton data)	2023	2022	2023	2023	2022
Coal sales volumes (tons)
Appalachia
Northern	92	436	284	1,145	1,696
Central	3,537	3,408	3,429	13,927	13,646
Southern	654	613	741	2,670	1,784
Total Appalachia	4,283	4,457	4,454	17,742	17,126
Illinois Basin	2,637	2,740	2,541	8,119	11,135
Northern Powder River Basin	1,259	1,516	1,364	4,589	4,288
Gulf Coast	801	61	479	1,477	385
Total coal sales volumes	8,980	8,774	8,838	31,927	32,934
Coal royalty revenue per ton
Appalachia
Northern	$2.18	$6.63	$5.54	$7.15	$8.75
Central	9.12	9.33	8.20	8.95	10.47
Southern	14.04	11.99	11.88	12.81	13.50
Illinois Basin	3.57	3.11	3.98	3.61	2.50
Northern Powder River Basin	3.89	3.75	4.86	4.50	4.07
Gulf Coast	0.63	0.59	0.69	0.66	0.58
Combined average coal royalty revenue per ton	6.29	6.42	6.29	6.83	6.90
Coal royalty revenues
Appalachia
Northern	$201	$2,890	$1,573	$8,192	$14,836
Central	32,269	31,809	28,111	124,631	142,930
Southern	9,181	7,351	8,806	34,205	24,076
Total Appalachia	41,651	42,050	38,490	167,028	181,842
Illinois Basin	9,426	8,525	10,108	29,350	27,856
Northern Powder River Basin	4,898	5,686	6,627	20,666	17,437
Gulf Coast	508	36	330	969	223
Unadjusted coal royalty revenues	56,483	56,297	55,555	218,013	227,358
Coal royalty adjustment for minimum leases	1	(116)	(11)	(2)	(402)
Total coal royalty revenues	$56,484	$56,181	$55,544	$218,011	$226,956
Other revenues
Production lease minimum revenues	$1,297	$2,312	$850	$3,322	$5,854
Minimum lease straight-line revenues	5,975	4,557	4,464	19,389	18,792
Carbon neutral initiative revenues	55	—	681	2,969	8,600
Wheelage revenues	2,653	2,888	2,385	12,191	13,961
Property tax revenues	1,509	1,351	1,770	6,219	5,878
Coal overriding royalty revenues	1,010	1,127	827	2,175	3,434
Lease amendment revenues	748	751	623	3,070	3,201
Aggregates royalty revenues	701	608	736	2,876	3,299
Oil and gas royalty revenues	2,261	5,271	324	7,387	16,161
Other revenues	229	172	329	1,124	877
Total other revenues	$16,438	$19,037	$12,989	$60,722	$80,057
Royalty and other mineral rights	$72,922	$75,218	$68,533	$278,733	$307,013
Transportation and processing services revenues	3,476	5,695	4,579	14,923	21,072
Gain on asset sales and disposals	2,001	383	854	2,956	1,082
Total Mineral Rights segment revenues and other income	$78,399	$81,296	$73,966	$296,612	$329,167

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Adjusted EBITDA

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended December 31, 2023
Net income (loss)	$63,127	$14,732	$(12,879)	$64,980
Less: equity earnings from unconsolidated investment	—	(14,764)	—	(14,764)
Add: total distributions from unconsolidated investment	—	15,338	—	15,338
Add: interest expense, net	—	—	3,921	3,921
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	6,016	—	4	6,020
Add: asset impairments	424	—	—	424
Adjusted EBITDA	$69,567	$15,306	$(8,954)	$75,919

For the Three Months Ended December 31, 2022
Net income (loss)	$62,900	$15,704	$(15,386)	$63,218
Less: equity earnings from unconsolidated investment	—	(15,759)	—	(15,759)
Add: total distributions from unconsolidated investment	—	10,780	—	10,780
Add: interest expense, net	—	—	3,638	3,638
Add: loss on extinguishment of debt	—	—	3,933	3,933
Add: depreciation, depletion and amortization	5,954	—	—	5,954
Add: asset impairments	3,583	—	—	3,583
Adjusted EBITDA	$72,437	$10,725	$(7,815)	$75,347

For the Three Months Ended September 30, 2023
Net income (loss)	$61,009	$12,348	$(9,511)	$63,846
Less: equity earnings from unconsolidated investment	—	(12,401)	—	(12,401)
Add: total distributions from unconsolidated investment	—	23,010	—	23,010
Add: interest expense, net	—	—	3,837	3,837
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	4,589	—	5	4,594
Add: asset impairments	63	—	—	63
Adjusted EBITDA	$65,661	$22,957	$(5,669)	$82,949

Natural Resource Partners L.P.

Reconciliation of Non-GAAP Measures

(Unaudited)

Adjusted EBITDA

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Year Ended December 31, 2023
Net income (loss)	$245,527	$73,140	$(40,232)	$278,435
Less: equity earnings from unconsolidated investment	—	(73,397)	—	(73,397)
Add: total distributions from unconsolidated investment	—	81,478	—	81,478
Add: interest expense, net	—	—	14,103	14,103
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	18,471	—	18	18,489
Add: asset impairments	556	—	—	556
Adjusted EBITDA	$264,554	$81,221	$(26,111)	$319,664

For the Year Ended December 31, 2022
Net income (loss)	$267,448	$59,635	$(58,591)	$268,492
Less: equity earnings from unconsolidated investment	—	(59,795)	—	(59,795)
Add: total distributions from unconsolidated investment	—	44,835	—	44,835
Add: interest expense, net	—	—	26,274	26,274
Add: loss on extinguishment of debt	—	—	10,465	10,465
Add: depreciation, depletion and amortization	22,519	—	—	22,519
Add: asset impairments	4,457	—	—	4,457
Adjusted EBITDA	$294,424	$44,675	$(21,852)	$317,247

Natural Resource Partners L.P.

Reconciliation of Non-GAAP Measures

(Unaudited)

Distributable Cash Flow and Free Cash Flow

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended December 31, 2023
Net cash provided by (used in) operating activities	$70,147	$15,306	$(7,667)	$77,786
Add: proceeds from asset sales and disposals	2,002	—	—	2,002
Add: return of long-term contract receivable	633	—	—	633
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$72,782	$15,306	$(7,667)	$80,421
Less: proceeds from asset sales and disposals	(2,002)	—	—	(2,002)
Free cash flow	$70,780	$15,306	$(7,667)	$78,419

Net cash provided by investing activities	$2,635	$—	$—	$2,635
Net cash used in financing activities	$—	$—	$(86,843)	$(86,843)

For the Three Months Ended December 31, 2022
Net cash provided by (used in) operating activities	$68,332	$10,738	$(10,182)	$68,888
Add: proceeds from asset sales and disposals	384	—	—	384
Add: return of long-term contract receivable	585	—	—	585
Less: maintenance capital expenditures	—	—	(59)	(59)
Distributable cash flow	$69,301	$10,738	$(10,241)	$69,798
Less: proceeds from asset sales and disposals	(384)	—	—	(384)
Free cash flow	$68,917	$10,738	$(10,241)	$69,414

Net cash provided by (used in) investing activities	$969	$—	$(59)	$910
Net cash used in financing activities	$—	$—	$(91,644)	$(91,644)

For the Three Months Ended September 30, 2023
Net cash provided by (used in) operating activities	$60,938	$22,958	$(4,954)	$78,942
Add: proceeds from asset sales and disposals	855	—	—	855
Add: return of long-term contract receivable	622	—	—	622
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$62,415	$22,958	$(4,954)	$80,419
Less: proceeds from asset sales and disposals	(855)	—	—	(855)
Free cash flow	$61,560	$22,958	$(4,954)	$79,564

Net cash provided by investing activities	$1,477	$—	$—	$1,477
Net cash used in financing activities	$—	$—	$(72,738)	$(72,738)

Natural Resource Partners L.P.

Reconciliation of Non-GAAP Measures

(Unaudited)

Distributable Cash Flow and Free Cash Flow

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Year Ended December 31, 2023
Net cash provided by (used in) operating activities	$259,983	$81,207	$(30,212)	$310,978
Add: proceeds from asset sales and disposals	2,963	—	—	2,963
Add: return of long-term contract receivable	2,463	—	—	2,463
Less: maintenance capital expenditures	—	—	(10)	(10)
Distributable cash flow	$265,409	$81,207	$(30,222)	$316,394
Less: proceeds from asset sales and disposals	(2,963)	—	—	(2,963)
Free cash flow	$262,446	$81,207	$(30,222)	$313,431

Net cash provided by (used in) investing activities	$5,426	$—	$(10)	$5,416
Net cash used in financing activities	$(583)	$—	$(342,913)	$(343,496)

For the Year Ended December 31, 2022
Net cash provided by (used in) operating activities	$262,807	$44,672	$(40,641)	$266,838
Add: proceeds from asset sales and disposals	1,083	—	—	1,083
Add: return of long-term contract receivable	1,723	—	—	1,723
Less: maintenance capital expenditures	—	—	(118)	(118)
Distributable cash flow	$265,613	$44,672	$(40,759)	$269,526
Less: proceeds from asset sales and disposals	(1,083)	—	—	(1,083)
Free cash flow	$264,530	$44,672	$(40,759)	$268,443

Net cash provided by (used in) investing activities	$2,806	$—	$(118)	$2,688
Net cash used in financing activities	$(614)	$—	$(365,341)	$(365,955)

Leverage Ratio

(In thousands)	For the Year Ended December 31, 2023
Adjusted EBITDA	$319,664
Debt—at December 31, 2023	$155,525
Leverage Ratio		0.5x

(In thousands)	For the Year Ended December 31, 2022
Adjusted EBITDA	$317,247
Debt—at December 31, 2022	$169,087
Leverage Ratio	0.5x

-end-